                                                                     Exhibit 2


--------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                              MINNTECH CORPORATION

                                       AND


                         LIFESTREAM INTERNATIONAL, INC.



                           DATED AS OF OCTOBER 6, 1999

--------------------------------------------------------------------------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I  PURCHASE AND SALE OF PURCHASED ASSETS..................................................................1
         1.1  Purchased Assets....................................................................................1
         1.2  Assumption of Liabilities...........................................................................3
                  (a)  Assumed Liabilities........................................................................3
                  (b)  Liabilities Not Assumed....................................................................4
         1.3  Purchase Price......................................................................................6
                  (a)  Purchase Price.............................................................................6
                  (b)  Closing Purchase Price.....................................................................7
                  (c)  Phase II Purchase Price....................................................................7
                  (d)  Purchase Price Adjustment..................................................................7
         1.4  Transactions........................................................................................9
                  (a)  Closing....................................................................................9
                  (b)  Closing Deliveries........................................................................10
                  (c)  Phase II Deliveries.......................................................................11
                  (d)  Third Payment Deliveries..................................................................12
                  (e)  Fourth Payment Deliveries.................................................................12
                  (f)  Fifth Payment Deliveries..................................................................12
         1.5  Allocation of the Purchase Price...................................................................12
         1.6  Nonassignable Contracts............................................................................12


ARTICLE II  [Intentionally Omitted]..............................................................................13


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER............................................................13
         3.1  Organization and Corporate Power...................................................................13
         3.2  Authorization; No Breach...........................................................................13
         3.3  Inventory and Revenue Statements...................................................................14
         3.4  Accounts Receivable................................................................................15
         3.5  Inventory..........................................................................................15
         3.6  Absence of Certain Developments....................................................................15
         3.7  Assets.............................................................................................16
         3.8  Tax Matters........................................................................................17
         3.9  Contracts and Commitments..........................................................................17
         3.10  Proprietary Rights................................................................................19
         3.11  Litigation........................................................................................20
         3.12  Brokerage.........................................................................................20
         3.13  Employees.........................................................................................20
         3.14  Services..........................................................................................21

                                       -i-

         3.15  Employee Benefit Plans............................................................................21
         3.16  Insurance.........................................................................................21
         3.17  Compliance with Laws; FDA Compliance; Permits; Certain Operations.................................21
         3.18  Names and Locations...............................................................................24
         3.19  Customers and Suppliers...........................................................................24
         3.20  International Trade Compliance....................................................................25
         3.21  Investment Representations........................................................................26
         3.22  Soft-Shell Reservoir..............................................................................26


ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT...................................................26
         4.1  Incorporation and Power............................................................................26
         4.2  Authorization......................................................................................26
         4.3  Governmental Authorities and Consents..............................................................27
         4.4  Brokerage..........................................................................................27
         4.5  Capitalization of the Parent.......................................................................27
         4.6  Litigation.........................................................................................28
         4.7  No Breach..........................................................................................29


ARTICLE V  ADDITIONAL AGREEMENTS.................................................................................29
         5.1  Survival of Representations and Warranties.........................................................29
         5.2  General Indemnification............................................................................30
                  (a)  Indemnification for Benefit of Buyer......................................................30
                  (b)  Indemnification for Benefit of Seller.....................................................30
                  (c)  Manner of Payment.........................................................................31
                  (d)  Defense of Third Party Claims.............................................................31
                  (e)  Other Indemnification Provisions..........................................................32
                  (f)  Additional Notice; Cooperation............................................................32
                  (g)  Tax Benefits and Insurance................................................................32
                  (h)  Subrogation...............................................................................32
                  (i)  Limitations...............................................................................33
         5.3  Employee and Related Matters.......................................................................33
                  (a)  Transferred Employees and Other Persons...................................................33
                  (b)  Seller Employee Benefit Plans.............................................................34
                  (c)  Benefit Arrangements for Transferred Employees............................................34
                  (d)  Other Matters.............................................................................34
                  (e)  Mutual Cooperation........................................................................34
         5.4  Press Release and Announcements....................................................................35
         5.5  Expenses...........................................................................................35
         5.6  Further Transfers; Transition Assistance...........................................................35
         5.7  Confidentiality....................................................................................36

                                       -ii-

         5.8  Sales and Transfer Taxes...........................................................................36
         5.9  Covenant Not to Compete............................................................................37
         5.10  Accounts Receivable; Purchase Orders..............................................................39
         5.11  Shared Contract...................................................................................39


ARTICLE VI  MISCELLANEOUS........................................................................................40
         6.1  Amendment and Waiver...............................................................................40
         6.2  Notices............................................................................................40
         6.3  Assignmen..........................................................................................41
         6.4  Severability.......................................................................................41
         6.5  Interpretation.....................................................................................41
         6.6  Entire Agreement...................................................................................41
         6.7  Counterparts.......................................................................................42
         6.8  Governing Law......................................................................................42
         6.9  No Strict Construction.............................................................................42
         6.10  Specific Performance..............................................................................42
         6.11  No Third-Party Beneficiaries......................................................................42
         6.12  Bulk Transfer Laws................................................................................42
         6.13  Schedules.........................................................................................43

                             INDEX OF DEFINED TERMS

510(k)s..........................................................................................................22
Accounting Firm...................................................................................................8
Applicable Accounting Principles..................................................................................7
Applicable Rate...................................................................................................9
Assumed Contracts.................................................................................................2
Assumed Liabilities...............................................................................................3
Bard Adaptor......................................................................................................6
Business Employees...............................................................................................33
Buyer Parties....................................................................................................30
Cap Amount.......................................................................................................33
Closing...........................................................................................................9
Closing Inventory Amount..........................................................................................8
Employee List....................................................................................................21
ERISA............................................................................................................21
FDA...............................................................................................................3
Fifth Payment Date................................................................................................7
Final Closing Inventory Amount....................................................................................9
Final Phase II Inventory Amount...................................................................................9
Fourth Payment Date...............................................................................................7
IDEs.............................................................................................................22
Indemnitee.......................................................................................................31
Indemnitor.......................................................................................................31
International Trade Laws and Regulations.........................................................................25
Inventory.........................................................................................................1
Knowledge........................................................................................................18
Losses...........................................................................................................30
MDRs.............................................................................................................22
NAFTA............................................................................................................25
Notice of Disagreement............................................................................................8
Other Authorities................................................................................................22
Parent............................................................................................................6
participate......................................................................................................37
Phase II Inventory Amount.........................................................................................8
PMAs.............................................................................................................22
Preliminary Closing Inventory Amount..............................................................................7
Preliminary Phase II Inventory Amount.............................................................................7
Proprietary Rights................................................................................................2
Purchase Price....................................................................................................6


                                       -iv-

Purchased Assets..................................................................................................1
Restricted Business..............................................................................................37
Restricted Persons...............................................................................................38
Restrictive Covenants............................................................................................38
Securities Act ..................................................................................................26
Seller ...........................................................................................................6
Seller Parties ..................................................................................................30
Shared Contracts ................................................................................................39
Statement ........................................................................................................8
Subsidiaries ....................................................................................................13
Tax .............................................................................................................17
Taxes ...........................................................................................................17
Third Payment Date................................................................................................6
Transaction Documents............................................................................................13
Transferred Employees............................................................................................34
Transition Services Agreement.....................................................................................6
Warrant ..........................................................................................................6
Warrant Shares ..................................................................................................28
WIP and Raw Materials Inventory...................................................................................8
WIP and Raw Materials Inventory Amount............................................................................7

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of October 6, 1999, by and between Minntech Corporation, a Minnesota corporation ("SELLER"), and LifeStream International, Inc., a Texas corporation ("BUYER");

                              W I T N E S S E T H:

                  WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to purchase from Seller and the Subsidiaries (subject to the assumption of certain specifically enumerated liabilities), and Seller and the Subsidiaries desire to sell to Buyer (subject to the assumption by Buyer of such specifically enumerated liabilities), certain assets of Seller's and the Subsidiaries' cardiosurgery business relating to the design, development, manufacturing, packaging, marketing, distributing and selling of the products (the "PRODUCTS") which are listed on the attached PRODUCTS SCHEDULE (the "BUSINESS");

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF PURCHASED ASSETS

                  1.1 PURCHASED ASSETS. On the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase from Seller and the Subsidiaries, and Seller shall, and shall cause the Subsidiaries to, sell, convey, assign, transfer and deliver to Buyer on the Closing Date (or, with respect to clause (i)(B) below, at the termination of Phase II (as defined in the Transition Services Agreement) or with respect to clause (ix) below as it relates to records of a Transferred Employee, the later of the time at which such Transferred Employee is hired by Buyer and such time as such Transferred Employee consents to the release of such records and information to Buyer in accordance with Section 5.3) (or, if not delivered at such time, at such time as the Buyer reasonably requests upon reasonable notice to Seller), all of Seller's and the Subsidiaries' right, title and interest as of the Closing Date (or at the termination of Phase II in the case of clause (i)(B) below) in the following assets and rights (the "PURCHASED ASSETS") free and clear of all liens, charges, encumbrances and restrictions of whatever nature other than Permitted Liens:

                           (i) (A) the finished goods inventories of the Products, the inventory of the Products contained in aeration chambers and consigned goods (including warehoused inventories and inventories covered by purchase orders), wherever located, set forth on the attached INVENTORY SCHEDULE (which Schedule shall be initially provided as of August 31, 1999, and within fifteen business days after the Closing shall be updated and replaced for all purposes of this Agreement as of the Closing), and (B) WIP and Raw Materials Inventory (as defined in Section 1.3(d)(i) below) (collectively, the "INVENTORY");

                           (i) all of the intellectual property rights and tangible embodiments of such rights set forth on the attached PROPRIETARY RIGHTS SCHEDULE, along with all income, royalties, damages and payments due and payable after the Closing related thereto, together with all goodwill associated therewith (but excluding in all cases any housemarks and goodwill associated therewith), and all translations, adaptations, derivations and combinations of the foregoing (and all logos related to the foregoing) and all registrations, applications and renewals for any of the foregoing; the trade secrets and confidential and proprietary information, including ideas, compositions, know-how, related processes and techniques, research and development information, drawings, specifications, designs, plans, proposals and technical data and manuals (in each case relating to the Products and including Seller's proprietary weaving technology but not to the extent related to the weaving of fiber or polyurethane tubing), set forth on the PROPRIETARY RIGHTS SCHEDULE; and the product technology and manufacturing process technology, and the licenses to or from Seller or the Subsidiaries related to any of the foregoing set forth on the PROPRIETARY RIGHTS SCHEDULE (all of the foregoing items in this paragraph, collectively, the "PROPRIETARY RIGHTS");

                           (ii) all of the contracts, licenses, leases, purchase orders and other agreements listed on the attached ASSUMED CONTRACTS SCHEDULE (collectively, the "ASSUMED CONTRACTS");

                           (iii) all of the accounts receivable to the extent dedicated to the Products and listed on the ACCOUNTS RECEIVABLE SCHEDULE (which Schedule shall be initially provided as of August 31, 1999, and within fifteen business days after the Closing shall be updated and replaced for all purposes of this Agreement as of the Closing) (the "ACCOUNTS RECEIVABLE");

                           (iv) all equipment, molds, tools, dies, spare parts, production and office supplies listed on the attached EQUIPMENT SCHEDULE (the "EQUIPMENT");

                           (v) all prepayments and prepaid expenses, employee advances and cash deposits listed on the PREPAYMENTS SCHEDULE;

                           (vi) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (A) under the Assumed Contracts or (B) otherwise related to the assets and rights set forth in clauses (i) and (ii), clauses (iv) through and including
         (vi) and clauses (viii) through and including (xi) hereof arising after the Closing;

                           (vii) the right to receive and retain mail and other communications related to the assets and rights set forth in clauses (i) through and including (vii) and clauses (ix) through and including (xi) hereof;

                           (viii) the following items, in each case to the extent related to the Products or the assets and rights set forth in clauses (i) through and including (viii), and clauses (x) and (xi) hereof (and which may, at Seller's election, be redacted to the extent not related to such assets or rights): all lists, records and other information pertaining to Accounts Receivable, Transferred Employees and Products; and all lists and records pertaining to customers; and, to the extent dedicated to the Products, all studies, plans, books, ledgers, files and business records of every kind (including all financial, business and marketing plans and information and Tax records, regulatory compliance records (including all United States Food and Drug Administration ("FDA") 510(k) premarket notifications, FDA premarket approvals, submissions and reports to the FDA, copies of records, manuals and procedures for assuring compliance with FDA requirements and any similar reports, notifications, approvals, submissions, manuals or procedures required by or submitted to Other Authorities and all other records and materials necessary for the Products to comply with FDA requirements or the requirements of Other Authorities)) (but excluding any general corporate policies not submitted to the FDA or Other Authorities); in each case whether evidenced in writing, electronic data (including by computer) or otherwise;

                           (ix) all advertising, marketing and promotional materials, all archival materials and all other printed or written materials dedicated to the Products and the assets and rights set forth in clauses (i) through and including (ix), and clause (xi) hereof; and

                           (x) to the extent transferable, all permits, licenses, consents, certifications, authorizations, qualifications and approvals from all permitting, licensing, accrediting and certifying agencies or bodies (whether federal, state, local or foreign) including, without limitation, all FDA 510(k) premarket notifications, FDA premarket approvals and other FDA authorizations listed or described on the attached TRANSFERRED PERMITS SCHEDULE to the extent dedicated to the Products or the assets and rights set forth in clauses
         (i) through and including (x).

                  1.2  ASSUMPTION OF LIABILITIES.

                  (a) ASSUMED LIABILITIES. Subject to the conditions set forth in this Agreement, in addition to the Purchase Price and as additional consideration for the Purchased Assets, Buyer shall assume on the Closing Date and shall pay, discharge or perform when due Seller's and the Subsidiaries' obligations and liabilities under the Assumed Contracts (but excluding any liability or obligation arising out of or in connection with any breach thereof by the Seller or the Subsidiaries occurring before the Closing) (collectively, the "ASSUMED

LIABILITIES").

                  (b) LIABILITIES NOT ASSUMED. Except as expressly provided in SECTION 1.2(a) hereof, Buyer shall not assume or in any way become liable for any of Seller's or any of its subsidiaries' debts, liabilities or obligations of any nature whatsoever (other than the Assumed Liabilities), whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, whether related to the Business or the Purchased Assets and whether disclosed on the Schedules attached hereto, and regardless of when or by whom asserted (the "EXCLUDED LIABILITIES"), including:

                           (i) any of Seller's liabilities or obligations under this Agreement and the Schedules and Exhibits attached hereto;

                           (ii) any of Seller's liabilities or obligations for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby (including all attorneys' and accountants' fees and brokerage fees);

                           (iii) any liability or obligation of Seller or any subsidiary for Taxes, including any liability or obligation of Seller or any subsidiary in respect of any amount of federal, state, foreign or other Taxes (including interest, penalties and additions to such Taxes and any liabilities relating to Taxes arising as a result of Seller at any time being a member of an affiliated group (as defined in Section 1504(a) of the Code)) which are imposed on or measured by the income of Seller or any subsidiary for any period;

                           (iv) any liability or obligation under or with respect to any Seller Employee Benefit Plan or any other employee benefit plan, program, policy or arrangement presently or formerly maintained or contributed to by any member of the controlled group of companies (as such term is defined in Section 414 of the Code) of which Seller or any of its subsidiaries is or was a member, or with respect to which Seller, any of its subsidiaries or such controlled group member has any liability;

                           (v) any liabilities or obligations, including product liability and infringement claims, product return claims (based on product defects or otherwise) and any related claims and litigation, arising prior to, on or after the Closing Date that relate to Products distributed prior to the Closing;

                           (vi) any of Seller's or its subsidiaries' accounts payable, accrued expenses or other current liabilities;

                           (vii) any of Seller's or its subsidiaries' liabilities or obligations for vacation pay, sick pay, severance pay, salary, bonuses or other payments or liabilities of any kind to any Business Employees;

                           (viii) any liabilities or obligations of Seller or its subsidiaries relating to Business Employees or any other employees of Seller or its subsidiaries who do not become Transferred Employees;

                           (ix) any liability or obligation of Seller or its subsidiaries relating to workers' compensation claims (or similar claims in foreign jurisdictions) with respect to Business Employees who do not become Transferred Employees and, with respect to each Transferred Employee, which were filed or presented to Seller or its subsidiaries on or before the date upon which such Transferred Employee was no longer employed by Seller or its subsidiaries or which are filed or presented to Seller or its subsidiaries after such date to the extent the incident giving rise to such claim occurred prior to such date;

                           (x) any of Seller's or its subsidiaries' liabilities or obligations (A) arising by reason of their violation or alleged violation of any federal, state, local or foreign law or any requirement of any governmental authority, or (B) arising by reason of any breach or alleged breach by Seller or any of its subsidiaries of any agreement, contract, lease, license, commitment, instrument, judgment, order or decree;

                           (xi) any obligations or liabilities of Seller or its subsidiaries (contingent or otherwise and including without limitation, liability for response costs, personal injury, property damage, natural resource damage, fines, penalties, and costs to correct conditions of non-compliance) arising under all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force and effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment, including without limitation, those relating to the handling, treatment, storage, disposal, release or threatened release of hazardous materials, substances or wastes at or from any past or current property or facility of the Business or any offsite waste treatment, storage or disposal facility associated with the Business, except for any such obligations or liabilities to the extent the facts or circumstances underlying such obligations or liabilities are caused solely by the conduct of the Business after the Closing;

                           (xii) any of Seller's or its subsidiaries' liabilities or obligations relating to any legal action, proceeding or claim arising out of or in connection with Seller's or the Subsidiaries' conduct of the Business or any other conduct of Seller, its subsidiaries or Seller's or its subsidiaries' officers, directors, employees, consultants, agents or advisors, prior to the Closing;

                           (xiii) any of Seller's or its subsidiaries' liabilities or obligations for indebtedness for borrowed money or indebtedness secured by liens on its assets or guarantees of any of the foregoing;

                           (xiv) any of Seller's or its subsidiaries' liabilities or obligations to its shareholders or affiliates;

                           (xv) any liabilities or obligations in respect of any of the assets or rights of Seller or any of its subsidiaries other than the Purchased Assets (including under any contracts, leases, commitments or understandings related thereto); and

                           (xvi) any other liabilities or obligations of Seller and its subsidiaries not expressly assumed by Buyer pursuant to
         Section 1.2(a) above.

For purposes of Section 1.2(a) and 1.2(b), "SELLER" shall be deemed to include all affiliates of Seller and any predecessors to Seller and any person or entity with respect to which Seller is a successor-in-interest (including by operation of law, merger, liquidation, consolidation, assignment, assumption or otherwise).

                  1.3  PURCHASE PRICE.

                  (a) PURCHASE PRICE. The purchase price for the Purchased Assets (the "PURCHASE PRICE") is as follows:

                           (i) an amount at Closing equal to (x) $4,000,000 MINUS the WIP and Raw Materials Inventory Amount as of the Closing and
         (y) delivery of a warrant to purchase equity securities of LifeStream International Holdings, Inc. (the "PARENT") in the form attached hereto as EXHIBIT A (the "WARRANT"); PLUS

                           (ii) an amount within three business days after the termination of Phase II (as defined in the Transition Services Agreement to be entered into by and between Seller and Buyer, substantially in the form set forth as EXHIBIT B hereto (the "TRANSITION SERVICES AGREEMENT")) equal to $1,250,000 PLUS the WIP and Raw Materials Inventory Amount as of the termination of Phase II; PLUS

                           (iii) $250,000 within three business days after the production of the Bard reservoir adaptor for the BIOCOR oxygenator that meets the specifications set forth on EXHIBIT C attached hereto (the "BARD ADAPTOR") is Staffed and Validated at One Shift (as defined in the Transition Services Agreement) in accordance with a protocol to be determined jointly by the parties (the "THIRD PAYMENT Date"); PLUS

                           (iv) $250,000 within three business days after receipt of 510(k) clearance from the FDA for the cardioplegia heat exchanger currently under development by Seller (the "FOURTH PAYMENT Date"); PLUS

                           (v) $250,000 within three business days after receipt of 510(k) clearance from the FDA for the cardioplegia heater cooler currently under development by Seller (the "FIFTH PAYMENT DATE"); PLUS

                           (vi) $1,200,000 on the second anniversary of the Closing hereunder as evidenced by the promissory note in the form attached hereto as EXHIBIT D (the "NOTE").

For purposes of this Agreement, "WIP AND RAW MATERIALS INVENTORY AMOUNT" shall mean the total book value of the WIP and Raw Materials Inventory calculated in accordance with generally accepted accounting principles consistently applied in accordance with past practice, including the principles and policies set forth on the attached OBSOLESCENCE POLICY SCHEDULE (the "APPLICABLE ACCOUNTING PRINCIPLES"); PROVIDED THAT for purposes of determining the WIP and Raw Materials Inventory Amount, the WIP and Raw Materials Inventory Amount shall not include any Inventory that does not comply with the representations and warranties with respect thereto as set forth in Section 3.5 below (assuming that the date of termination of Phase II has been substituted for the date of this Agreement throughout such representations and warranties for the purposes of the calculation at the termination of Phase II).

                  (b)      CLOSING PURCHASE PRICE. At the Closing, Buyer shall
(i) pay Seller an amount equal to (x) $4,000,000 MINUS (y) the WIP and Raw Materials Inventory Amount as of the Closing, as estimated in good faith by Seller and set forth in a statement delivered to Buyer not less than three business days prior to the Closing (the "PRELIMINARY CLOSING INVENTORY AMOUNT"),
(ii) deliver to Seller the Warrant and (iii) deliver to Seller the Note. The cash portion of the purchase price payable to the Seller at the Closing shall be reduced by an amount equal to the amount paid at the Closing to Seller's Subsidiary for the Inventory and Accounts Receivable located in the Netherlands, subject to adjustments in the event that the amount paid to Seller's Subsidiary is adjusted after the Closing pursuant to the Purchase Price Allocation to be agreed upon by the parties pursuant to Section 1.5 hereof.

                  (c) PHASE II PURCHASE PRICE. Within three business days after the termination of Phase II, Buyer shall pay Seller an amount equal to $1,250,000 PLUS the WIP and Raw Materials Inventory Amount as of the termination of Phase II, as estimated in good faith by Seller and set forth in a statement delivered to Buyer not less than three business days prior to the termination of Phase II (the "PRELIMINARY PHASE II INVENTORY AMOUNT").

                  (d)      PURCHASE PRICE ADJUSTMENT.

                           (i) Within 60 days following each of the Closing Date and the termination of Phase II, Seller shall deliver to Buyer a statement (in its final and binding form, the "STATEMENT") setting forth the WIP and Raw Materials Inventory Amount as of the close of business on the Closing Date (the "CLOSING INVENTORY AMOUNT") or the WIP and Raw Materials Inventory Amount as of the close of business on the date on which Phase II terminates (the "PHASE II INVENTORY AMOUNT"), as applicable. In connection with the preparation of the Statement, Seller shall take and prepare a physical count of the work-in-process and raw materials relating to the Products (but not resin or urethane or other work-in-process and raw materials relating to polyurethane tubing and plastic injection molded parts for the BIOCOR oxygenator, the Bard Adaptor and cardioplegia heat exchanger or three spools of Mitsubishi fiber (the "WIP AND RAW MATERIALS INVENTORY"). Buyer may, at Buyer's election, engage third party auditors to observe the physical count of the WIP and Raw Materials Inventory, and the fees and expenses of any such third party auditors in connection therewith shall be borne by Buyer. Representatives of Buyer shall be permitted to observe such physical count. The Statement shall be accompanied by a special purpose report by the Chief Financial Officer of Seller to the effect that the Closing Inventory Amount or the Phase II Inventory Amount, as applicable, has been determined in accordance with the Applicable Accounting Principles and this Section
         1.3. During the period immediately following Buyer's receipt of the Statement and until the Closing Inventory Amount or the Phase II Inventory Amount, as applicable, is finally determined pursuant to this
         Section 1.3(d), Buyer and its representatives and agents shall be permitted to review Seller's books and records and working papers related to Seller's preparation of the Statement and determination of the Closing Inventory Amount or the Phase II Inventory Amount, as applicable. The Statement shall become final and binding upon the parties 30 days following Buyer's receipt thereof, unless Buyer gives written notice of its disagreement ("NOTICE OF DISAGREEMENT") to Seller prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by Seller, then the Statement (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties hereto resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm. During the 30 days following delivery of a Notice of Disagreement, Buyer and Seller shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, Seller shall be permitted to review Buyer's working papers relating to the Notice of Disagreement. At the end of such 30-day period, Buyer and Seller shall submit to a mutually satisfactory independent "big-five" accounting firm (the "ACCOUNTING FIRM") for review and resolution of all matters which remain in dispute which were included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of the Closing Inventory Amount or the Phase II Inventory Amount, as applicable, in accordance with the Applicable Accounting Principles. If Buyer and Seller are unable to mutually agree on an Accounting Firm, Buyer and Seller shall select a "big-five" Accounting Firm by lot (after excluding one big-five accounting firm selected by each of Buyer and Seller). The Statement shall become final and binding on the parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be delivered not more than 45 days following submission of such disputed matters). The fees and expenses of the Accounting Firm shall be shared equally by Buyer and Seller.

                           (ii) If the Preliminary Closing Inventory Amount is greater than the final WIP and Raw Materials Inventory as of the Closing Date determined pursuant to clause (i) above (the "FINAL CLOSING INVENTORY AMOUNT"), Buyer shall, and if the Final Closing Inventory Amount is greater than the Preliminary Inventory Amount, Seller shall, within three business days after the Statement becomes final and binding on the parties, make payment by wire transfer to the other party in immediately available funds of the amount of such difference (and, if such difference exceeds $100,000, interest on the amount of such difference at a rate of 8% per annum (the "APPLICABLE RATE"), calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment). If the Preliminary Phase II Inventory Amount is greater than the final WIP and Raw Materials Inventory as of the termination of Phase II determined pursuant to clause (i) above (the "FINAL PHASE II INVENTORY Amount"), Seller shall, and if the Final Phase II Inventory Amount is greater than the Preliminary Inventory Amount, Buyer shall, within three business days after the Statement becomes final and binding on the parties, make payment by wire transfer to the other party in immediately available funds of the amount of such difference (and, if such difference exceeds $100,000, interest on the amount of such difference at the Applicable Rate, calculated on the basis of the actual number of days elapsed over 365, from the termination of Phase II to the date of payment).

                 1.4      TRANSACTIONS.

                  (a) CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, or at such other place as is mutually agreeable to the parties, at 10:00 a.m., local time, on October 6, 1999. The date on which the Closing shall occur is referred to herein as the "CLOSING DATE," and the Closing shall be deemed effective as of the close of business on the Closing Date. On the business day immediately preceding the Closing Date, Buyer and Seller shall conduct a pre-Closing at the same location as the Closing, commencing at 10:00 a.m., local time, at which each party shall present for review by the other party copies in execution form of all documents required to be delivered by such party at the Closing.

                  (b) CLOSING DELIVERIES. Subject to the conditions set forth in this Agreement, at the Closing:

                           (i) Buyer shall (A) deliver the cash portion of the Purchase Price set forth in SECTION 1.3(B) by wire transfer of immediately available funds to an account which has been designated by Seller to Buyer not less than two business days prior to the Closing Date, (B) assume the Assumed Liabilities by delivery of an Assumption Agreement in the form of EXHIBIT E hereto, (C) deliver the Warrant to Seller and (D) deliver the Note to Seller;

                           (ii) Seller shall convey all of the Purchased Assets (other than the WIP and Raw Materials Inventory) to Buyer to such addresses specified by Buyer, at Buyer's cost (or Buyer shall pay Seller a warehousing fee for retaining such Purchased Assets according to the attached FEE SCHEDULE), and shall deliver to Buyer such appropriately executed instruments of sale, transfer, assignment, conveyance and delivery, assignments, transfer tax declarations and all other instruments of conveyance which are necessary or desirable to effect transfer to Buyer of good and marketable title to the Purchased Assets (free and clear of all liens, charges, security interests, encumbrances and restrictions of whatever nature except for Permitted Liens), including documents acceptable for recordation in the United States Patent and Trademark Office, the United States Copyright Office and any other similar domestic or foreign office, department or agency (it being understood that all of the foregoing shall be satisfactory in form and substance to Buyer and its counsel) and any and all lien and security documentation required by Buyer's lenders at the Closing in connection with such lenders' security interest in the Purchased Assets;

                           (iii) Seller shall deliver to Buyer (A) copies of all third party governmental and stockholder consents and approvals, in each case on terms reasonably acceptable to Buyer; (B) subject to
         Section 1.1(a), all books, records and other materials to the extent included in the Purchased Assets; (C) certified copies of resolutions of Seller's board of directors authorizing and approving the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed by Seller and the consummation of the transactions contemplated hereby; (D) certified copies of Seller's certificate of incorporation and bylaws; (E) a long-form certificate of good standing (certified by an appropriate government official of Seller's jurisdiction of incorporation as of a date not more than three business days prior to the Closing Date); (F) a certificate of the Secretary or Assistant Secretary of Seller as to the incumbency of the officer(s) of Seller (who shall not be such Secretary or Assistant Secretary) executing this Agreement and the other Transaction Documents to be executed and delivered by Seller; (G) opinions of Seller's in-house legal counsel and of Faegre & Benson LLP substantially in the forms attached hereto as EXHIBIT F-1 and EXHIBIT F-2, respectively; and
         (H) such other documents or instruments as are required to be delivered at the Closing pursuant to the terms hereof or that Buyer reasonably requests prior to the Closing Date to effect the transactions contemplated hereby; and

                           (iv) Buyer shall deliver to Seller (A) certified copies of resolutions of Buyer's board of directors authorizing and approving the execution, delivery and performance of this Agreement and the other Transaction Documents contemplated hereby to be executed by Buyer and the consummation of the transactions contemplated hereby and thereby, (B) certified copies of resolutions of the Parent's board of directors authorizing and approving the issuance of the Warrant and the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed by Parent and the consummation of the transactions contemplated hereby and thereby, (C) certified copies of Buyer's Articles of Incorporation and By-laws and Parent's Certificate of Incorporation and By-laws and (D) a long-form certificate of good standing (certified by an appropriate government official of the States of Texas and Delaware as of a date not more than three business days prior to the Closing Date) for Buyer and the Parent, respectively, (E) a certificate of the Secretary or Assistant Secretary of Buyer and Parent as to the incumbency of the officer(s) of Buyer and Parent (who shall not be such Secretary or Assistant Secretary) executing this Agreement and the other Transaction Documents to be executed and delivered by Buyer or Parent and (G) an opinion of Kirkland & Ellis and of Bracewell & Patterson, L.L.P. substantially in the form attached hereto as EXHIBIT G-1 and EXHIBIT G-2.

                  (c) PHASE II DELIVERIES. Within three business days after the termination of Phase II (as defined in the Transition Services Agreement):

                           (i) Buyer shall deliver the portion of the Purchase Price set forth in SECTION 1.3(a)(ii) by wire transfer of immediately available funds to an account which has been designated by Seller to Buyer not less than two business days prior to the termination of Phase II; and

                           (ii)     Seller shall convey the WIP and Raw
         Materials Inventory to Buyer to such address(es) specified by Buyer at Buyer's cost and shall deliver to Buyer such appropriately executed instruments of sale, transfer, assignment, conveyance and delivery, assignments, transfer tax declarations and all other instruments of conveyance which are necessary or desirable to effect transfer to Buyer of good and marketable title to the WIP and Raw Materials Inventory and clear of all liens, charges, security interests, encumbrances and restrictions of whatever nature, except for Permitted Liens (it being understood that all of the foregoing shall be satisfactory in form and substance to Buyer and its counsel).

                  (d) THIRD PAYMENT DELIVERIES. Within three business days after the Third Payment Date, Buyer shall deliver the portion of the Purchase Price set forth in SECTION 1.3(a)(iii) by wire transfer of immediately available funds to an account which has been designated by Seller to Buyer not less than two business days prior to the Third Payment Date.

                  (e) FOURTH PAYMENT DELIVERIES. Within three business days after the Fourth Payment Date, Buyer shall deliver the portion of the Purchase Price set forth in SECTION 1.3(a)(iv) by wire transfer of immediately available funds to an account which has been designated by Seller to Buyer not less than two business days prior to the Fourth Payment Date.

                  (f) FIFTH PAYMENT DELIVERIES. Within three business days after the Fifth Payment Date, Buyer shall deliver the portion of the Purchase Price set forth in SECTION 1.3(a)(v) by wire transfer of immediately available funds to an account which has been designated by Seller to Buyer not less than two business days prior to the Fifth Payment Date.

                  1.5 ALLOCATION OF THE PURCHASE PRICE. The Purchase Price payable by Buyer for the Purchased Assets shall be allocated among the Purchased Assets substantially in accordance with the parameters set forth in a PURCHASE PRICE ALLOCATION SCHEDULE to be agreed upon by Buyer and Seller within 45 business days after the Closing and in accordance with Section 1060 of the Code. The specific allocations reflected in the PURCHASE PRICE ALLOCATION SCHEDULE (which shall be attached as a Schedule hereto) shall represent the fair market values of the Purchased Assets at the Closing, to the best of the knowledge and belief of Buyer and Seller, and the parties hereto agree that they will not take a position inconsistent with such allocation for income tax purposes. For purposes of this Agreement, the term "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any reference to any particular Code provision shall be interpreted to include any revision of, or successor to, such provision regardless of how numbered or classified.

                  1.6 NONASSIGNABLE CONTRACTS. To the extent that the assignment hereunder by Seller or the Subsidiaries to Buyer of any Assumed Contract is not permitted or is not permitted without the consent of any other party to such Assumed Contract, this Agreement shall not be deemed to constitute an assignment of any such Assumed Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Assumed Contract, and Buyer shall assume no obligations or liabilities under any such Assumed Contract. Seller shall use its best efforts to advise Buyer promptly in writing with respect to any Assumed Contract which Seller knows or has substantial reason to believe will or may not be subject to assignment to Buyer hereunder. Without in any way limiting Seller's obligation to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the Assumed Contracts and the Purchased Assets to Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall cooperate with Buyer following the Closing Date in any reasonable arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under any such Assumed Contract, including enforcement for the benefit of Buyer of any and all rights of Seller or the Subsidiaries against any other party arising out of any breach or cancellation of any such Assumed Contract by such other party and, if requested by Buyer, acting as an agent on behalf of Buyer or as Buyer shall otherwise reasonably require, and Buyer shall reimburse Seller for its out-of-pocket expenses incurred in connection with such actions.


                                   ARTICLE II

                             [INTENTIONALLY OMITTED]


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer that:

                  3.1 ORGANIZATION AND CORPORATE POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Minntech B.V. and Minntech Japan (the "SUBSIDIARIES") are the only subsidiaries of Seller that possess or have possessed assets of the Business. Minntech B.V. is the only entity (other than Seller) that employs any Business Employees. Minntech B.V. is a corporation or equivalent foreign entity duly organized, validly existing and in good standing under the laws of the Netherlands. Minntech Japan is a corporation or equivalent foreign entity duly organized, validly existing and in good standing under the laws of Japan.

                  3.2 AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Note, the Transition Services Agreement, the Warrant, the Stockholders Agreement set forth as EXHIBIT H hereto, the Registration Rights Agreement set forth as EXHIBIT I hereto, the Ancillary Products and Plastic Parts Supply Agreement set forth as EXHIBIT J hereto, the Hemoconcentrator Supply and Distribution Agreement set forth as EXHIBIT K hereto, the Letter Agreement by the Parent relating to certain preemptive rights granted to Seller attached hereto as EXHIBIT M, the Asset Purchase Agreement by and between Surgimedics Gmbh and Minntech, B.V., the Bill of Sale by and between Minntech Japan and Buyer, and the other agreements contemplated hereby to be executed and delivered by a party hereto (the "TRANSACTION DOCUMENTS") to which Seller or a Subsidiary is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Seller or such Subsidiary, and no other corporate proceedings on the part of Seller or the Subsidiaries are necessary to authorize the execution, delivery or performance of the Transaction Documents. The Transaction Documents constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on the attached RESTRICTIONS SCHEDULE, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by Seller does not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, (v) result in the creation of any lien, security interest, charge or encumbrance upon any of the Purchased Assets, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or other governmental or regulatory body or authority, under the provisions of Seller's or the Subsidiaries' articles of incorporation or bylaws, the Medtronic Agreement (as defined in the Hemoconcentrator Supply and
Distribution Agreement) or, to the Knowledge (as defined in Section 3.9) of Seller, any indenture, mortgage, lease, loan agreement, contract, commitment or other agreement or instrument to which Seller or the Subsidiaries is bound or affected (including, without limitation, any contract, commitment or other agreement by and between Seller or the Subsidiaries with distributors of hemoconcentrators), or, to the Knowledge of Seller, any law, statute, rule or regulation to which Seller is subject. Without limiting the generality of the foregoing, except for Buyer pursuant hereto, there are no agreements, options, commitments or rights with, of or to any person to purchase or otherwise acquire any of the Purchased Assets or any interests therein, except those entered into in the ordinary course of business consistent with past practice for the sale of inventory.

                  3.3 INVENTORY AND REVENUE STATEMENTS. Attached hereto as the FINANCIAL STATEMENTS SCHEDULE are the following:

                  (a) a statement of the gross book value of the inventory of the Products calculated using Seller's perpetual inventory records as of March 31, 1999 and as of June 30, 1999; and

                  (b) a special purpose statement of Business product revenues and product contributions for the year ended March 31, 1999 and for the 3-month period ended June 30, 1999.

Each of the foregoing statements has been derived from the information contained in Seller's books and records (which books and records are correct and complete and have been maintained in accordance with the Applicable Accounting Principles).

                  3.4 ACCOUNTS RECEIVABLE. The Accounts Receivable (in each case net of allowances for doubtful accounts as reflected on the books and records of Seller and as calculated in accordance with the Applicable Accounting Principles), except to the extent such Accounts Receivable have been paid after August 31, 1999, are valid receivables arising in the ordinary course of business, and are subject to no valid counterclaims or setoffs. A true and correct accounts receivable aging statement of the Accounts Receivable as of August 31, 1999 is attached hereto as the ACCOUNTS RECEIVABLE SCHEDULE (which Schedule, within 15 business days after the Closing, shall be updated and replaced for all purposes of this Agreement as of the Closing and at such time this representation shall be deemed to be made as if "the Closing" were inserted for "August 31, 1999" in each place in which it appears). No person or entity has any lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

                  3.5 INVENTORY. The Inventory consists of a quantity and quality usable in the ordinary course of business, is not obsolete or damaged and is merchantable and fit for its intended purpose. All the Inventory is in conformity with Seller's obsolescence policy, a copy of which is attached hereto as the OBSOLESCENCE POLICY SCHEDULE.

                  3.6 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on the attached DEVELOPMENTS SCHEDULE or as otherwise expressly contemplated herein, since June 30, 1999, Seller has not:

                  (a) mortgaged, pledged or subjected to any lien, charge or any other encumbrance (other than Permitted Liens) any of the Purchased Assets;

                  (b) sold, leased, assigned or transferred any of its tangible assets dedicated to the Business (including the Purchased Assets), except in the ordinary course of business consistent with past practice;

                  (c) sold, assigned, licensed, sublicensed, transferred or encumbered any intellectual property rights or other intangible assets dedicated to the business of manufacturing, packaging, marketing, distributing and selling the Products or abandoned or permitted to lapse any intellectual property rights dedicated to the business of manufacturing, packaging, marketing, distributing and selling the Products;

                  (d) suffered any extraordinary losses or waived any rights of material value relating to the Purchased Assets, whether or not in the ordinary course of business or consistent with past practice;

                  (e) suffered any damage, destruction or casualty loss to the Purchased Assets in excess of $25,000, whether or not covered by insurance;

                  (f) made any write-down in the value of the Inventory that is material or that is other than in the usual, regular and ordinary course consistent with past practice;

                  (g) instituted or permitted any material change in the conduct of the Business;

                  (h) initiated or engaged in any promotional sales or discount or other activities with respect to the Products other than in the ordinary course of business consistent with past practice; or

                  (i) entered into any other material transaction related to the Products or the Purchased Assets, whether or not in the ordinary course of business.

                  3.7      ASSETS.

                  (a) Seller and/or the Subsidiaries own good and valid title to all of the Purchased Assets, free and clear of all liens, mortgages, charges, security interests, encumbrances and other restrictions of whatever nature, except for (i) liens for current property taxes, assessments and governmental charges or levies not yet due and payable or, if due and payable, are being contested in good faith, and (ii) other imperfections of title, restrictions or encumbrances, if any, which imperfections, restrictions or encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the Purchased Assets, do not affect the merchantability of the title to the Purchased Assets and which are not, in the aggregate, material (collectively, the "PERMITTED LIENS").

                  (b) Except as disclosed on the attached ASSETS SCHEDULE, the Purchased Assets include all of the tangible personal assets currently used in the manufacture of the Products. To the Knowledge of Seller, the Proprietary Rights, together with the Intellectual Property License set forth as EXHIBIT L hereto, constitute all of the intellectual property rights currently used in the manufacture of the Products.

                  (c) The tangible Purchased Assets are, except for ordinary wear and tear, in good condition and repair and are usable in the ordinary course of business, and, to the Knowledge of Seller, all such assets have been installed and maintained in accordance with all applicable laws, regulations and ordinances.

                  (d) The attached CAPITAL EXPENDITURES SCHEDULE sets forth in reasonable detail (i) Seller's capital expenditure budget (in both dollar amounts and classifications of expenditures) dedicated to the Business for the fiscal years ending March 31, 1999 and March

31, 2000, (ii) the actual capital expenditures made by Seller and the Subsidiaries (in both dollar amounts and classifications of expenditures) during the fiscal year ending March 31, 1999 dedicated to the Business and
(iii) the actual capital expenditures made by Seller and the Subsidiaries (in both dollar amounts and classifications of expenditures) for the 3-month period ended June 30, 1999 dedicated to the Business.

                  3.8 TAX MATTERS. (a) Seller and the Subsidiaries have timely filed all federal, state, local and foreign sales, value added tax and other similar Tax returns which are required to be filed with respect to the Products; (b) all such returns are true, complete and accurate in all material respects and such filings accurately reflect such Tax liabilities of Seller and the Subsidiaries with respect to the Products in all material respects; (c) all Taxes imposed upon Seller and the Subsidiaries with respect to the Products or upon any of the assets, income or franchises of Seller or the Subsidiaries relating thereto, have been timely paid or are being contested in good faith; and (d) there are no actual or, to the Seller's Knowledge, proposed Tax deficiencies relating to the Products or any assets or operations of Seller or the Subsidiaries relating to the Products. "TAX" or "TAXES" means any federal, state, local or foreign gross receipts, excise, stamp, customs, franchise, personal property, sales, use, transfer, value added, and, with respect to the foregoing, any governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts.

                  3.9      CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth on the attached CONTRACTS SCHEDULE or the PROPRIETARY RIGHTS SCHEDULE, neither Seller nor the Subsidiaries is a party to any oral or written:

                           (iii) agreement or indenture relating to the mortgaging, pledging or otherwise placing a lien on any of the Purchased Assets;

                           (iv) license or royalty agreements (whether to or from Seller or the Subsidiaries) relating to the Products or the Purchased Assets;

                           (v) nondisclosure or confidentiality agreements entered into by Business Employees;

                           (vi) lease or agreement, under which Seller or any of the Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other party for which the annual rental exceeds $25,000, dedicated to the Products or the Purchased Assets;

                           (vii) lease or agreement, under which Seller or any of the Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by Seller or the Subsidiaries, and dedicated to the Products or the Purchased Assets;

                           (viii) broker, distributor, vendor or customer agreements relating to the Products or the Purchased Assets;

                           (ix) contract or group of related contracts with the same party for the purchase or sale of raw materials (including contracts relating to more than one of Seller's product categories or businesses, including the Business), commodities, supplies, products or other personal property or for the furnishing or receipt of services under which the undelivered balance of such products and services has a selling price in excess of $25,000 relating to the Products or the Purchased Assets;

                           (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by Seller upon 30 days' or less notice without penalty or involving more than $25,000 relating to the Products or the Purchased Assets;

                           (xi) contract relating to the marketing, sale, advertising or promotion of the Products;

                           (xii) franchise or agency agreements relating to the Products or the Purchased Assets;

                           (xiii) warranty agreement with respect to Products sold or indemnity agreement with any supplier to the Business under which Seller is obligated to indemnify such supplier against product liability claims relating to the Products or the Purchased Assets; or

                           (xiv) contract which prohibits Seller or any of its subsidiaries from freely selling the Products anywhere in the world;

                           (xv) other agreement material to the design, manufacture, distribution or sale of the Products or the Purchased Assets, whether or not entered into in the ordinary course of business.

                  (b) Except as specifically disclosed on the attached CONTRACTS SCHEDULE, to the Knowledge of the Seller, no Assumed Contract has been breached in any respect or canceled by the other party thereto, and Seller and the Subsidiaries have performed all of their respective obligations under the Assumed Contracts and there is no breach of or default by Seller or any Subsidiary under the Assumed Contracts or any event which, upon giving of notice or lapse of time or both, would constitute such a breach or default. For purposes of this

Agreement, "KNOWLEDGE" shall mean the actual knowledge of any of Paul Helms, Jules Fisher, Barbara Wrigley, Thomas McGoldrick, Daniel Schyma, Robert Johnson, Richard Goldhaber and Wim Snoeks after review by such persons of this Agreement but with no requirement of independent investigation.

                  (c) Buyer has heretofore been supplied with a true and correct copy of all written contracts (and a true and correct written description of all oral contracts) which are referred to on the attached CONTRACTS SCHEDULE, together with all amendments, exhibits, attachments, waivers or other changes thereto, all contracts with labor unions with respect to the Business Employees, all bonus, pension, profit sharing, retirement and other forms of deferred compensation plans with respect to the Business Employees, all stock purchase, stock option and similar plan or practice, whether formal or informal, with respect to the Business Employees, all severance agreements and arrangements, all management agreements and all contracts for the employment of any Business Employee on a full-time, part-time or consulting basis or providing for the payment of any cash or other compensation or benefits upon the sale of the Business and all contracts with Business Employees prohibiting competition or the disclosure of trade secrets or confidential information.

                  3.10     PROPRIETARY RIGHTS.

                  (a) The attached SHARED PROPRIETARY RIGHTS SCHEDULE sets forth a complete and correct list of all intellectual property used in or related to the Products which are not included in the Purchased Assets. Except as set forth on the SHARED PROPRIETARY RIGHTS SCHEDULE, the Proprietary Rights comprise all of the intellectual property currently used by Seller and its Subsidiaries in connection with the business of manufacturing, packaging, marketing, distributing and selling the Products or that had been planned to be used by Seller in connection with the business of manufacturing, packaging, marketing, distributing and selling the cardioplegia heat exchanger. The attached PROPRIETARY RIGHTS SCHEDULE sets forth a complete and correct list of: patented or registered Proprietary Rights and pending patent applications or other applications for registration of Proprietary Rights owned or used by Seller and the Subsidiaries; all trade names used by Seller or the Subsidiaries with respect to the Business; and all licenses or similar agreements or arrangements to which Seller or the Subsidiaries are parties, either as licensee or licensor, for the Proprietary Rights. There are no trade secrets relating to the Products that have not been reduced to writing.

                  (b) Except as set forth on SCHEDULE 3.10(b), Seller owns and possesses all right, title and interest in, to and under the Proprietary Rights, and, since January 1, 1998, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made against the Seller or the Subsidiaries or, to the Knowledge of Seller, is threatened.

                  (c) Except as set forth on Schedule 3.10(c) neither Seller nor the

Subsidiaries has received any notices of nor, to the Knowledge of Seller, are there any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Proprietary Rights.

                  (d) Except as set forth on SCHEDULE 3.10(d), to the Knowledge of Seller, neither the Proprietary Rights, Seller nor the Subsidiaries has infringed or misappropriated or otherwise come into conflict with any rights of any third parties and, to the Knowledge of Seller, no infringement or misappropriation or conflict will occur as a result of the continued operation of the business of manufacturing, packaging, marketing, distributing and selling the Products as currently conducted by Seller or the continued operation of such business as had been planned to be conducted by Seller, with respect to the cardioplegia heat exchanger.

                  (e) All Proprietary Rights to be assigned by Seller to Buyer pursuant to the terms and conditions of this Agreement are or shall be properly assigned or licensed to Seller at the time Seller assigns such rights to Buyer. The transactions contemplated by this Agreement shall have no material adverse effect on any of the Proprietary Rights. Seller and the Subsidiaries have taken all necessary and desirable action to protect the Proprietary Rights so as to not adversely affect the validity or enforcement of such Proprietary Rights.

                  (f) Seller's statements relating to its Year 2000 compliance (as such compliance relates to the Products and the Purchased Assets) contained in filings made by Seller with the Securities and Exchange Commission do not contain any untrue statement of material fact or omit a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                  3.11 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Seller, threatened against the Business at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. No such actions, suits, proceedings, orders or investigations by the FDA or Other Authorities or involving product liability claims have been pending or, to the Knowledge of Seller, threatened during the two years preceding the date hereof. Neither Seller nor the Subsidiaries is subject to or bound by any outstanding orders, judgments or decrees of any court or governmental entity with respect to the Business or the Purchased Assets.

                  3.12 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

                  3.13     EMPLOYEES.

                           (a)      To the Knowledge of Seller, no key employee
and no group of employees of Seller or the Subsidiaries has any plans to terminate or modify his or her status as a Business Employee, including upon consummation of the transactions contemplated hereby (except as contemplated or permitted by Section 5.3).
There are no claims, actions, proceedings or investigations pending or, to the Knowledge of Seller, threatened against Seller or the Subsidiaries with respect to or by any Business Employee. Since January 1, 1998, neither Seller nor the Subsidiaries has experienced any strikes with respect to Business Employees. To the Knowledge of Seller, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to Business Employees. The Seller and the Subsidiaries, with respect to the transactions contemplated by this Agreement, are in compliance with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended. The Business Employees are not and have never been, with respect to the Business, parties to any collective bargaining agreement.

                           (b)      Seller has provided Buyer with a true,
complete and accurate list (which list is attached hereto as the EMPLOYEE SCHEDULE) of each Business Employee as of the date hereof, his or her date(s) of hire by Seller or a Subsidiary, position and title (if any), current rate of compensation (including bonuses, commissions and incentive compensation, if any), whether such employee is hourly or salaried, whether such employee is exempt or non-exempt and whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment (the "EMPLOYEE LIST"). Seller shall provide Buyer with an updated Employee List immediately prior to Closing and at such other times as may be requested by Buyer pursuant to Section 5.3 hereof.

                  3.14 SERVICES. The attached SERVICES SCHEDULE describes all material services (other than sales and marketing services, executive services, legal services or administrative services and other than services that will be available to Buyer under the Transition Services Agreement) provided to or on behalf of the Business by Seller and its affiliates.

                  3.15 EMPLOYEE BENEFIT PLANS. None of the Purchased Assets is subject to any lien under the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or the Code.

                  3.16 INSURANCE. The attached INSURANCE SCHEDULE lists each insurance policy maintained by Seller or the Subsidiaries with respect to the Purchased Assets and the Business. Such insurance coverage is customary for well-insured businesses of similar size engaged in lines of business similar to the Business.

                  3.17 COMPLIANCE WITH LAWS; FDA COMPLIANCE; PERMITS; CERTAIN OPERATIONS.

                  (a) To the Knowledge of Seller, Seller and the Subsidiaries are in compliance with all applicable laws, ordinances, codes, rules, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to the operation of the Business and, except as set forth on the COMPLIANCE SCHEDULE, no notices have been received by and no claims have been filed against Seller or the Subsidiaries alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations which either remain unresolved as of the date of this Agreement or were received or filed subsequent to January 1, 1998.

                  (b) Except as set forth on the COMPLIANCE SCHEDULE, since January 1, 1998, neither Seller nor the Subsidiaries has received notice of, or, to the Knowledge of Seller, is subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action, audit, or other compliance or enforcement action, relating to the Products or to any of the facilities of Seller and the Subsidiaries or other facilities in which the Products are manufactured or handled, by the FDA or by any other federal, state, local or foreign authority having or asserting responsibility for the regulation of any of the Products or for the regulation of the safety of any medical device ("OTHER AUTHORITIES").

                  (c) Seller and the Subsidiaries have implemented corrective actions sufficient to remedy all "objectionable conditions" and other areas of non-compliance identified by the FDA or Other Authorities as they relate to the Products and the manufacturing thereof, and to the extent those corrective actions have not been completed as of the Closing, the actions initiated will be sufficient when completed to remedy any "objectionable conditions" and other areas of non-compliance identified by the FDA or any Other Authorities.

                  (d) Except as set forth on the COMPLIANCE SCHEDULE, to the Knowledge of Seller, Seller and the Subsidiaries have obtained all necessary approvals, registrations and authorizations from, have made all necessary and appropriate applications and other submissions to, and have prepared and maintained all records, studies and other documentation needed to satisfy and demonstrate material compliance with the requirements of, the FDA and Other Authorities for their current business activities relating to the Products and their facilities in which the Products are manufactured, including but not limited to, any necessary Pre-Market Notifications ("510(k)s"), Pre-Market Approvals ("PMAs"), investigational device exemptions ("IDEs"), line extension letters relating individual Products to existing 510(k)s, requirements for custom medical devices, studies of safety and efficacy, design and engineering specifications and modifications, device master records, device history records, certificates of export, complaint files, Medical Device Reports ("MDRs"), CE marks and ISO 9001 certifications. The COMPLIANCE SCHEDULE identifies all of such PMAs, IDEs and each of its 510(k)s.

                  (e) To the Knowledge of Seller, neither Seller nor the Subsidiaries has made any material false statement in, or material omission from, the applications, approvals, reports, and other submissions to the FDA or Other Authorities or in or from any other records and documentation prepared or maintained by Seller or its subsidiaries to comply with the requirements of the FDA or Other Authorities relating to the Products or facilities in which the Products are manufactured, including but not limited to any 510(k)s, PMAs, IDEs, line extension letters, documentation of safety and efficacy, studies or documentation of equivalency, documentation of eligibility for treatment as a "pre-amendment" device, documentation of eligibility for treatment as a custom medical device, certificates of export, device master records, device history records and MDRs.

                  (f) To the Knowledge of Seller, no third party, contractor, investigator, or researcher retained by Seller or the Subsidiaries or otherwise acting on behalf of either Seller or the Subsidiaries has made any material false statement in, or material omission from, any report, study or other documentation prepared in conjunction with the applications, approvals, reports, or records submitted to or prepared by Seller or the Subsidiaries for the FDA or Other Authorities relating to the Products, nor has any such third party, contractor, investigator or researcher failed to comply with any testing requirements or study protocols in connection with work performed on behalf of Seller or the Subsidiaries or work otherwise relied upon by Seller or the Subsidiaries in connection with their submissions and documentation for the FDA and Other Authorities.

                  (g) To the Knowledge of Seller, neither Seller nor the Subsidiaries (nor any third party or agent acting on behalf of Seller or the Subsidiaries) has made or offered to make any payment, gratuity, or other thing of value that is prohibited by any law or regulation to personnel of the FDA or Other Authorities in connection with the approval or regulatory status of the Products or the facilities in which the Products are manufactured or handled.

                  (h) To the Knowledge of Seller, Seller and the Subsidiaries are in compliance in all material respects with all applicable regulations and requirements of the FDA and Other Authorities relating to the Products.

                  (i) To the Knowledge of Seller, all of the Products comply in all respects with current FDA requirements and the requirements of Other Authorities, and were manufactured and handled by Seller and the Subsidiaries in conformity with current FDA requirements and the requirements of Other Authorities.

                  (j) Neither Seller nor the Subsidiaries has received any notification, written or verbal, which remains unresolved as of the date of this Agreement, from the FDA or Other Authorities indicating that any of the Products is unsafe or ineffective for its intended use.

                  (k) To the Knowledge of Seller, Seller and the Subsidiaries, the facilities in which the Products are manufactured and the Products comply in all material respects with the terms and requirements for maintaining their ISO 9001 and EN 46001 certifications and status and comply with all applicable requirements of the Medical Devices Directive of the

European Union.

                  (l) Seller and the Subsidiaries own all of the 510(k)s, PMAs and IDEs listed on the COMPLIANCE SCHEDULE and have adequate records to demonstrate their ownership of the 510(k)s and other approvals initially obtained from the FDA by or in the name of other companies or entities.

                  (m) To the Knowledge of Seller, Seller and the Subsidiaries, with respect to the Business, are in compliance with all applicable laws (including the Americans with Disabilities Act) relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, non-discrimination, collective bargaining and the payment of social security and other taxes.

                  (n) To the Knowledge of Seller, Seller and the Subsidiaries hold all permits, licenses, certificates, accreditations or other authorizations of foreign, federal, state and local governmental agencies required for the conduct of the business of developing, manufacturing, packaging, marketing, distributing and selling the Products, and the attached COMPLIANCE SCHEDULE sets forth a list of all of such permits, licenses, certificates, accreditations and other authorizations required by the FDA and Other Authorities. To the Knowledge of Seller, Seller is in compliance with all terms and conditions of any such required permits, licenses, accreditations and authorizations.

                  3.18 NAMES AND LOCATIONS. Except as set forth on the attached NAMES AND LOCATIONS SCHEDULE, (i) during the five-year period prior to the execution and delivery of this Agreement, neither Seller nor the Subsidiaries has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business, in each case with respect to the Business other than their respective corporate names. All of the Purchased Assets are located at the locations in Minneapolis, Minnesota, Heerlen, the Netherlands and Tokyo, Japan as identified on the attached NAMES AND LOCATIONS SCHEDULE).

                  3.19 CUSTOMERS AND SUPPLIERS. The CUSTOMERS AND SUPPLIERS SCHEDULE attached hereto accurately sets forth, with respect to the Business, a list of Seller's top ten customers and suppliers by volume of sales and purchases, respectively, and, in the case of suppliers, the current prices paid for the specified products, for each of the fiscal years ended March 31, 1999 and March 31, 1998. Neither Seller nor the Subsidiaries has received since March 31, 1998 any indication from any material supplier of the Business to the effect that such supplier will stop, or materially decrease the rate of, supplying materials, products or services to Seller or the Subsidiaries with respect to the Business, and neither Seller nor the Subsidiaries has received since March 31, 1998 any indication from any material customer of the Business to the effect that such customer will stop, or materially decrease the rate of, buying products of the Business.

                  3.20 INTERNATIONAL TRADE COMPLIANCE. Except as set forth on the attached INTERNATIONAL TRADE SCHEDULE:

                  (a) to the Knowledge of Seller, each of Seller and the Subsidiaries is in material compliance with all International Trade Laws and Regulations applicable in connection with the conduct of the business of manufacturing, packaging, marketing, distributing and selling the Products (including as the same relates to record-keeping requirements); and

                  (b) to the Knowledge of Seller with respect to the Business, neither Seller nor the Subsidiaries, have made or provided any material false statement or material omission to any agency of any federal, state or local government, or foreign government or foreign agency, in connection with the exportation of merchandise (including with respect to export licenses, exceptions and other export authorizations and any filings required for or related to exportation of any item), the importation of merchandise (including the valuation or classification of imported merchandise, the duty treatment of imported merchandise, the eligibility of imported merchandise for favorable duty rates or other special treatment, country-of-origin marking, NAFTA certificates or other statements or certificates concerning origin, quota or visa rights) or other approvals required by a foreign government or agency or any other requirement relating to any International Trade Laws and Regulations.

For purposes of this Agreement, "INTERNATIONAL TRADE LAWS AND REGULATIONS" means all federal, state, local and foreign statutes, legislation, executive orders, proclamations, regulations, rules, directives, decrees, ordinances and similar provisions having the force or effect of law and all judicial and administrative orders, rulings, determinations and common law concerning the importation of merchandise, the export or re-export of products, services and technology, the terms and conduct of international transactions, making or receiving international payments and the authorization to hold an ownership interest in a business located in a country other than the United States, including the Tariff Act of 1930 as amended and other laws administered by the United States Customs Service, regulations issued or enforced by the United States Customs Service, the Export Administration Act of 1979 as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, the Arms Export Control Act, the International Traffic in Arms Regulations, any other export controls administered by an agency of the United States government, Executive Orders of the President regarding embargoes and restrictions on trade with designated countries and persons, the embargoes and restrictions administered by the United States Office of Foreign Assets Control, the Foreign Corrupt Practices Act, the antiboycott regulations administered by the United States Department of Commerce, the antiboycott regulations administered by the United States Department of the Treasury, legislation and regulations of the United States and other countries implementing the North American Free Trade Agreement ("NAFTA"), antidumping and countervailing duty laws and regulations, laws and regulations by other countries concerning the ability of United
States persons to own businesses and conduct business in those countries, restrictions by other countries on holding foreign currency and repatriating funds and other laws and regulations adopted by the governments or agencies of other countries relating to the same subject matter as the United States statutes and regulations described above.

                  3.21 INVESTMENT REPRESENTATIONS. Seller hereby represents that it is acquiring the Warrant for its own account with the present intention of holding such security for purposes of investment, that it has no intention of selling such security in a public distribution in violation of the federal securities laws or any applicable state securities laws and that it has had the opportunity to ask questions and receive answers from the Parent concerning the Parent and has been furnished with all other information about the Parent which it has requested. Seller is an "accredited investor" as defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the "SECURITIES ACT"). Seller has been advised and understands that neither the Warrant nor the underlying securities have been registered under the Securities Act or under any state securities laws and that the Warrant shall bear an appropriate restrictive legend.

                  3.22 SOFT-SHELL RESERVOIR. Notwithstanding anything to the contrary contained herein, including without limitation the definitions of Products, Purchased Assets and Business, the representations and warranties set forth in this Article III shall in no way be made with respect to or otherwise extend to the BIOCOR soft-shell reservoir.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

                  As an inducement to Seller to enter into this Agreement, Buyer and Parent hereby represent and warrant to Seller as follows:

                  4.1 INCORPORATION AND POWER. Buyer is a corporation duly incorporated and validly existing under the laws of the State of Texas, with corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The Parent is a corporation duly incorporated and validly existing under the laws of the state of Delaware, with full corporate power and authority to issue the Warrant and to enter into this Agreement and the other Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The capitalization of the Parent is set forth on the CAPITALIZATION SCHEDULE.

                  4.2 AUTHORIZATION. The execution, delivery and performance of this Agreement, the other Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of Buyer, and no other proceedings on the part of Buyer are necessary to authorize the execution, delivery or performance of any Transaction Document to which Buyer is a party. The issuance of the Warrant and the execution, delivery and performance of this Agreement and the other Transaction Documents to which Parent is a party have been duly and validly authorized by all requisite action on the part of the Parent, and no other proceedings on the part of the Parent are necessary to authorize the issuance of the Warrant, or the execution, delivery and performance of this Agreement and the Transaction Documents to which Parent is a party. Each of the Transaction Documents to which Buyer is a party constitutes a valid and binding obligation of Buyer, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the Warrant and the other
Transaction Documents to which Parent is a party constitutes a valid and binding obligation of the Parent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.3 GOVERNMENTAL AUTHORITIES AND CONSENTS. Neither Buyer nor the Parent is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the other Transaction Documents to which it is a party, the issuance of the Warrant or the consummation of the transactions contemplated hereby and thereby. No consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Buyer or the Parent in connection with the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, the issuance of the Warrant or the consummation of the transactions contemplated hereby and thereby.

                  4.4 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                  4.5      CAPITALIZATION OF THE PARENT.

                  (a) The number of authorized, issued and outstanding shares of capital stock of the Parent is set forth on the attached CAPITALIZATION SCHEDULE. The outstanding shares of capital stock of the Parent are owned of record and beneficially by the persons set forth on the attached CAPITALIZATION SCHEDULE in the amounts set forth on the attached CAPITALIZATION SCHEDULE. Except as set forth on the attached CAPITALIZATION SCHEDULE, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of the

Parent. Neither the offer nor the issuance or sale of the Warrant or the shares of capital stock of the Parent issuable upon exercise of the Warrant (the "WARRANT SHARES") constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Parent or any agreements with respect to the issuance of securities by the Parent, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Parent pursuant to such provisions. Other than the rights granted to Seller in connection herewith, no holder of any security of the Parent is entitled to any preemptive rights to purchase securities from the Parent.

                  (b) The copies of the Certificate of Incorporation and Bylaws of the Parent delivered to Seller or its counsel prior to the execution of this Agreement are true and complete copies of the duly adopted Certificate of Incorporation and Bylaws of Parent in effect as of the date of this Agreement. The Warrant Shares have been reserved for issuance, and when issued upon exercise of the Warrant, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions. The Warrant, and the certificates representing the Warrant Shares to be delivered upon the exercise of the Warrant, will be genuine, and the Parent has no knowledge of any fact which would impair the validity thereof.

                  (c) Based in part upon the representations and warranties of Seller contained herein, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the offer, issuance, sale or delivery of the Warrant or the offer of the Warrant Shares other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition hereto. The Parent has not, directly or through an agent, offered the Warrant or the Warrant Shares, or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than Seller and other accredited investors. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Warrant and the offer of the Warrant Shares will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act of 1933, as amended. All outstanding securities of the Parent have been issued in compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and from the registration and qualification requirements of all applicable state securities laws.

                  4.6 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Buyer's or Parent's knowledge, threatened against or affecting Buyer or Parent as of the date hereof at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the performance by Buyer or Parent under this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

                  4.7 NO BREACH. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby does not and shall not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, (v) result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of the Parent or Buyer, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or other governmental or regulatory body or authority, under the provisions of Buyer's or the Parent's Certificate of Incorporation or Bylaws or any indenture, mortgage, lease, loan agreement, contract, understanding, commitment or other agreement or instrument to which Buyer or the Parent is bound or affected, or any law, statute, rule or regulation to which Buyer or the Parent is subject.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall survive the Closing as follows:

                           (xvi)    the representations and warranties in
         Section 3.8 (Tax Matters) shall terminate when the applicable statutes of limitations with respect to the liabilities in question expire;

                           (xvii)   the representations and warranties in
         Section 4.5 (Capitalization) shall terminate on the second anniversary of the date hereof;

                           (xviii)  the representations and warranties in
         Section 3.12 (Brokerage), Section 4.2 (Authorization) and Section 4.4 (Brokerage) and the first sentence of Section 3.2 (Authorization) shall not terminate;

                           (xix)    the representations and warranties in
         Section 3.7 (Assets), Section 3.10 (Proprietary Rights) (but only to the extent such representations and warranties relate to the cardioplegia heat exchanger and the cardioplegia heater cooler),
         Section 3.13 (Employees), Section 3.17 (Compliance with Laws) (but only to the extent such representations and warranties relate to the cardioplegia heat exchanger and the cardioplegia heater cooler and to the conduct of the Business in Japan) and Section 3.20 (International Trade Compliance) (but only to the extent such representations and warranties relate to the conduct of the Business in Japan) shall terminate on the date which is one year after the termination of Phase II (as defined in the Transition Services Agreement); and

                           (xx) all other representations and warranties in this Agreement shall terminate on the first anniversary of the date hereof.

PROVIDED THAT any representation or warranty in respect of which indemnity may be sought under Section 5.2, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section
5.1 if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given pursuant to Section 5.2(d) to the party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement shall survive for the periods set forth in this
Section 5.1 and such survival shall in no event be affected by any investigation, inquiry or examination made for or on behalf of Buyer or Seller, or the knowledge of any of Buyer's or Seller's officers, directors, shareholders, employees or agents or the acceptance by Buyer or Seller of any certificate or opinion hereunder.

                  5.2      GENERAL INDEMNIFICATION.

                  (a) INDEMNIFICATION FOR BENEFIT OF BUYER. Seller shall indemnify Buyer and its affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "BUYER PARTIES") and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "LOSSES") which any such Buyer Party suffers, sustains or becomes subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach of any representation or warranty of Seller under this Agreement; (ii) any nonfulfillment or breach of any covenant or agreement by Seller under this Agreement; or (iii) any liability or obligation of Seller which is an Excluded Liability. All indemnification payments under this Section 5.2(a) shall be deemed adjustments to the Purchase Price set forth in Section 1.3 above.

                  (b) INDEMNIFICATION FOR BENEFIT OF SELLER. Buyer shall indemnify Seller and its affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "SELLER PARTIES") and hold them harmless against any Losses which any such Seller Party suffers, sustains or becomes subject to, as the result of, in connection with, relating or incidental to or by virtue of (i) any breach of any representation or warranty of Buyer under this Agreement (ii) any nonfulfillment or breach of any covenant or agreement by Buyer under this Agreement or (iii) any liability which is an Assumed Liability. All indemnification payments under this Section 5.2(b) shall be deemed adjustments to the

Purchase Price set forth in Section 1.3 above.

                  (c) MANNER OF PAYMENT. Any indemnification of the Buyer Parties or the Seller Parties pursuant to this Section 5.2 shall be effected by wire transfer of immediately available funds from Seller or Buyer, as the case may be, to an account designated by Buyer or Seller, as the case may be, within 15 days after the determination thereof.

                  (d) DEFENSE OF THIRD PARTY CLAIMS. Any party making a claim for indemnification under this Section 5.2 (an "INDEMNITEE") shall notify the indemnifying party (an "INDEMNITOR") of the claim in writing within 30 days after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; PROVIDED THAT the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations to Indemnitee otherwise than under this Section 5.2. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; PROVIDED that:

                           (1)      the Indemnitee shall be entitled to
                  participate in the defense of such claim and to employ counsel of its choice for such purpose; PROVIDED THAT the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor notifies Indemnitee that it is assuming control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

                           (2) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction or equitable relief against the Indemnitee; or (iii) the Indemnitor failed or is failing, given all the facts and circumstances of the claim, to take reasonable steps to prosecute or defend such claim with a view towards achieving a successful outcome; and

                           (3) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the

                  Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

                  (e) OTHER INDEMNIFICATION PROVISIONS. To the extent permitted by law, the indemnification provisions of this Section 5.2 shall be the sole and exclusive remedy of the parties and are in lieu of any other statutory, equitable, common law or other remedy the parties may have relative to the matters set forth in this Section 5.2, other than claims for specific performance pursuant to Section 5.9 and Section 6.10 and other than claims based in fraud or willful misconduct.

                  (f) ADDITIONAL NOTICE; COOPERATION. In addition to any notice which an Indemnitee may give to an Indemnitor pursuant to this Section 5.2, each of the parties agrees that it shall give written notice to the other party hereto promptly upon the receipt of knowledge of a state of facts which, if not corrected, would in the judgment of the potential Indemnitee be reasonably likely to become the subject of a claim for indemnification hereunder; PROVIDED, that the failure of a potential Indemnitee promptly to notify a potential Indemnitor of any such matter shall not release a potential Indemnitor, in whole or in part, from their obligations under this Section 5.2 nor shall such failure be deemed a breach of any provision of this Agreement.

                  (g) TAX BENEFITS AND INSURANCE. All payments for Losses for which indemnification hereunder is provided shall be net of any tax benefits or tax savings actually received by the Indemnitee, including by way of exclusion from income, creation of a deduction, credit or refund for other taxable periods (which amounts shall be reasonably certain of receipt and subject to discounting in the case of future periods), as a result of or related to indemnifiable Losses. All payments for Losses for which indemnification is provided hereunder shall be net of any amounts the Indemnitee actually recovers under any third party insurance policy with respect to any Loss; it being understood that Indemnitee shall not be in any way obligated to seek payment from its insurer with respect to any Loss.

                  (h) SUBROGATION. At Seller's election, Seller shall be subrogated to any claims or rights of Buyer as against any other persons with respect to any individual Loss of the Buyer Parties which exceeds $450,000 and has been paid by Seller under this Section 5.2; PROVIDED THAT Seller shall have satisfied all obligations under this Section 5.2 with respect to such Losses; PROVIDED FURTHER THAT Seller vigorously pursues such claim against such other persons and pays to Buyer all amounts received from such other persons until such time as Buyer's Losses have been reduced to zero; and PROVIDED FURTHER THAT Seller shall promptly pay to Buyer upon Buyer's request therefor an amount equal to 300% of any increase in Buyer's insurance policy premiums in the year following any payment by any of Buyer's insurers (which payment arises out of Seller's subrogation claim against such insurer of Buyer pursuant to this Section). Buyer shall cooperate with Seller, to the extent reasonable under the circumstances, at the sole expense of Seller, in connection with the assertion by Seller of any such claim against any other persons; PROVIDED THAT Buyer shall not be required to institute litigation or file any claim in a proceeding.

                  (i) LIMITATIONS. The Seller shall have no liability to Buyer under Section 5.2(a)(i) of this Agreement unless the Losses resulting therefrom exceed $150,000 and then only to the extent such Losses exceed $150,000. In no event shall the liability of Seller under Section 5.2(a)(i) of this Agreement exceed the lesser of (i) amount of the Purchase Price actually received by the Seller in cash and (ii) $5,000,000 (the "CAP AMOUNT"); PROVIDED HOWEVER, that to the extent the Buyer suffers Losses which, in the aggregate, exceed the amount in clause (i) at such time, Buyer shall, subject to clause
(ii), be entitled to offset such excess against any portion of the Purchase Price payable in the future by Buyer to Seller hereunder. Upon a final determination by a court of competent jurisdiction that no money, or a lesser amount of money, was owing from Seller, or that Buyer is not entitled to the amount claimed by Buyer pursuant to Section 5.2(a), then the amount that was not paid to Seller that was finally determined to be required to be paid to Seller shall be paid to the Seller (together with interest thereon) as calculated at the Applicable Rate.

                  5.3      EMPLOYEE AND RELATED MATTERS.

                  (a) TRANSFERRED EMPLOYEES AND OTHER PERSONS. Prior to the Closing and prior to the completion of the Transition Period (as defined in the Transition Services Agreement) but in no event more than four times per calendar year, upon Buyer's request and upon payment by Buyer to Seller of $50 per request, Seller shall deliver to Buyer in writing a true and correct Employee List with respect to all employees of Seller and the Subsidiaries (including, without limitation, production, sales, marketing and manufacturing and quality assurance technical support personnel) who are dedicated to the Business (whether located in or outside the United States) (the "BUSINESS EMPLOYEES") and a list of such other persons whom Seller, in its sole discretion identifies and recommends that Buyer hire (the "OTHER SUGGESTED PERSONS"). Buyer shall have the right to solicit and offer employment to any or all of the Business Employees and Other Suggested Persons throughout the Transition Period (each of which offers shall be made contingent upon the Business Employee's or Other Suggested Person's consent to the release of such employee's information or personnel records to Buyer other than the portions of such information and records that includes medical information), and at such time as any of the Business Employees or Other Suggested Persons are offered employment by Buyer, each of Seller and the Subsidiaries shall terminate its employment relationship, if any, with such persons. For each Business Employee and Other Suggested Persons, such offer of employment shall consist of a level of compensation and benefits which is competitive with the compensation and benefits provided to employees with similar qualifications in similar positions in the metropolitan area in which such person is employed. Buyer shall not directly or indirectly through any other person solicit or offer employment to any employee of Seller or the Subsidiaries other than the Business Employees and the Other Suggested Persons; PROVIDED HOWEVER, that Buyer shall be entitled to make offers to and hire any employees of Seller or the Subsidiaries who approach Buyer on an unsolicited basis or in response to advertisements. The Business Employees and any Other Suggested Persons who are employees of Seller or the Subsidiaries and who are offered employment by Buyer and accept such offer shall be referred to herein as "TRANSFERRED EMPLOYEES." During the period after the Closing Date and throughout the Transition Period, the Seller and the Subsidiaries shall continue to employ the Business Employees who have not been hired by Buyer, subject to its employee termination policies and economic conditions. Nothing in this Agreement shall limit Buyer's ability to terminate the employment of any Transferred Employee at any time and for any reason, including without cause.

                  (b) SELLER EMPLOYEE BENEFIT PLANS. Notwithstanding any other provision of this Agreement, on and after the Closing Date, Seller shall retain the sponsorship of all employee benefit plans maintained by Seller ("SELLER EMPLOYEE BENEFIT PLANS") and all assets of and liabilities attributable to such plans including any obligations, liabilities or commitments with respect to the Transferred Employees arising on or before the Closing Date, including without limitation, under Part 6 of Title I of ERISA and Section 4980B of the Code relating to any qualifying event occurring on or before the Closing Date. Buyer agrees that following the Closing it will evaluate the possibility of accomplishing a plan-to-plan transfer of the accounts of the Transferred Employees in the Minntech Corporation Profit Sharing and Retirement Plan (the "Minntech Plan") from the trustee of the Minntech Plan to the trustee of Buyer's qualified defined contribution plan, and, to the extent such plan-to-plan transfer is deemed by Buyer to be feasible and economically prudent, take all reasonable steps to accommodate such transfer.

                  (c) BENEFIT ARRANGEMENTS FOR TRANSFERRED EMPLOYEES. As of the Closing Date, Seller shall fully vest all Transferred Employees in all benefits accrued through the Closing Date under any Seller Employee Benefit Plan.

                  (d) OTHER MATTERS. Seller shall be responsible for all liabilities, obligations and commitments relating to: (i) compensation of the Transferred Employees for periods prior to date such persons are no longer employed by Seller and arising as a result of the transactions contemplated by this Agreement, including severance compensation and bonus payments; and (ii) payments attributable to any accrued and unpaid vacation, holidays and sick days to which the Transferred Employees are entitled with respect to all periods prior to the date such persons are no longer employed by Seller under any vacation, holiday, sick pay or similar policy or practice of any Seller in effect immediately preceding the date such persons are no longer employed by Seller.

                  (e) MUTUAL COOPERATION. Seller shall use its reasonable efforts to obtain the consent of each Transferred Employee to the release to Buyer of any information contained in personnel records relating to such Transferred Employee and shall promptly upon receipt of such consent (which shall be in a form reasonably satisfactory to Seller), provide to Buyer, at Buyer's request, any information or copies of personnel records (including addresses, dates of hire and dependent information) relating to such Transferred Employee or relating to the service of such Transferred Employee with Seller (and predecessors of Seller, as applicable). Seller and Buyer shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 5.3(e).

                  5.4 PRESS RELEASE AND ANNOUNCEMENTS. Without the prior approval of the other party, neither Buyer nor Seller shall disclose to the public or to any third party any information concerning the transactions contemplated hereby, other than disclosures to its financial, legal or other advisors and to governmental authorities as required or as may, in the reasonable opinion of counsel, be required by law, including without limitation the Securities Exchange Act of 1934, as amended. Buyer and Seller shall cooperate in the preparation of all press releases (and to the extent practicable shall issue joint press releases) and in contacting customers and employees.

                  5.5      EXPENSES. Except as otherwise expressly provided in
Section 5.8 below, each party hereto shall pay all of its own costs and expenses (including attorneys', accountants' and investment bankers' fees and other out-of-pocket expenses) in connection with the negotiation and execution of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Without limiting the foregoing, each party shall pay its own expenses incurred in connection with its efforts to satisfy the conditions to the other party's obligation to consummate the transactions contemplated hereby.

                  5.6      FURTHER TRANSFERS; TRANSITION ASSISTANCE.

                  (a) Each of Seller and Buyer shall, and Seller shall cause the Subsidiaries to, execute and deliver such further instruments of conveyance and transfer and take such additional action as the other may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities. Following the Closing, Seller and Buyer agree to cooperate with each other and to provide each other with all information and documentation reasonably necessary to permit the preparation and filing of all federal, state, local and other tax returns with respect to the Business; PROVIDED THAT each party shall reimburse the other party for such other party's reasonable out-of-pocket expenses in connection therewith.

                  (b) From the date hereof, neither Seller nor the Subsidiaries shall in any manner take or cause to be taken any action which is designed or intended to discourage brokers, distributors, customers, suppliers, referral sources, governmental agencies, insurance companies, lessors, consultants, advisors and other business associates from maintaining the same business relationships with Buyer or the Business after the date of this Agreement as were maintained with the Business prior to the date of this Agreement. Other than as contemplated by the Transition Services Agreement, Seller agrees that subsequent to the Closing it and the Subsidiaries shall refer all customer inquiries with respect to the Business to Buyer.

                  5.7 CONFIDENTIALITY. Buyer shall keep confidential all information and materials regarding the Seller, including all information regarding suppliers set forth in SECTION 3.19, but excluding information and materials dedicated to, or included in, the Purchased Assets (except to the extent (i) disclosure of such information is required by law, (ii) the information was previously known to Buyer, (iii) the information becomes publicly known except through the actions or inactions of Buyer or (iv) disclosure of such information is permitted under the Intellectual Property License Agreement). Seller shall return to Buyer and keep confidential all information and materials regarding Buyer reasonably designated by Buyer as confidential (except to the extent (i) disclosure of such information is required by law, (ii) the information was previously known to Seller or (iii) the information becomes publicly known except through the actions or inactions of Seller). Seller shall maintain as confidential and shall not use or disclose (except as required by law or as authorized in writing by Buyer or if the information becomes publicly known other than through the actions or inactions of Seller) any confidential information or materials dedicated to the Purchased Assets. In the event any party hereto is required by law to disclose any confidential information, such party shall promptly notify each other party in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with each other party to preserve the confidentiality of such information consistent with applicable law.

                  5.8 SALES AND TRANSFER TAXES. All sales, use, excise, value-added, goods and services, transfer, recording, documentary, registration, conveyancing and similar taxes that may be imposed on the sale and transfer of the Purchased Assets (including any stamp, duty or other tax chargeable in respect of any instrument transferring property (other than the Proprietary Rights)), together with any and all penalties, interest and additions to tax with respect thereto, shall be paid by Seller. Buyer and Seller shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of applicable law in connection with the payment of any such taxes described in the immediately preceding sentence. Buyer and Seller shall cooperate in providing each other with appropriate resale exemption certification and other similar tax and fee documentation. Buyer and Seller shall each bear equally any recording or similar fees or expenses payable to governmental agencies or authorities in connection with the sale and transfer of the Proprietary Rights.

                  5.9      COVENANT NOT TO COMPETE.

                  (a) Seller agrees that for a period of five years following the Closing Date it shall not, and it shall not permit any of its affiliates to, directly or indirectly, either for itself or through any other person, partnership, corporation or entity, engage in, participate in, or permit its name to be used by any enterprise engaging in or participating in the business of designing, developing, manufacturing, packaging, marketing, advertising, distributing or selling oxygenators, reservoirs, cardioplegia heat exchangers or cardioplegia heater coolers in the field of cardiosurgery (the "RESTRICTED BUSINESS") anywhere in the world, except as contemplated by, and in accordance with the terms of, this Agreement, the Transition Services Agreement, the Hemoconcentrator Supply and Distribution Agreement and the Ancillary Products and Plastic Parts Supply Agreement. For purposes of this Agreement, the term "PARTICIPATE" includes any direct or indirect interest in any enterprise, whether as a stockholder, partner, joint venturer, franchisor, franchisee or otherwise (other than by ownership of less than five percent (5%) of the stock of a publicly held corporation) or rendering any direct or indirect service or assistance to any person or entity. Seller agrees that this covenant is reasonably designed to protect Buyer's substantial investment and is reasonable with respect to its duration, geographical area and scope.

                  (b) Except as set forth in this Section 5.9(b), Seller shall not design, develop, manufacture, package, market or sell any Cardiosurgery Products during the term of the Hemoconcentrator Supply and Distribution Agreement dated the date hereof between Seller and Buyer. If Seller develops a concept for a Cardiosurgery Product, Seller shall give written notice to Buyer of such development (the "DEVELOPMENT NOTICE"). Buyer shall notify Seller in writing of its interest in marketing and distributing such Cardiosurgery Product within 30 business days of receipt of the Development Notice. If Buyer does not so notify Seller of its interest within the 30 business day period, Seller shall be permitted to design, develop, manufacture, package, market and sell such Cardiosurgery Product without regard to the provisions of this Section 5.9(b). If Buyer does notify Seller of its interest within such 30 business day period, the parties shall enter into bona fide negotiations on an exclusive basis regarding the marketing and distribution by Buyer of such Cardiosurgery Product for a period of not less than 90 business days from receipt by Seller of Buyer's written notice of interest thereof (the "NEGOTIATION PERIOD"). If Seller and Buyer are unable to agree upon mutually acceptable terms, including price and other material provisions, within the Negotiation Period and have not mutually agreed to an extension thereof, Seller shall have the right to enter into a written arrangement within 180 business days after the expiration of the Negotiation Period for its marketing and distribution through a third party anywhere in the world (if such marketing and distribution by such third party can be conducted on terms no less favorable to Seller than those proposed by Buyer and rejected by Seller). In addition to the foregoing, if a third party requests Seller to develop or manufacture a Cardiosurgery Product using that third party's Marketing Requirements for such Cardiosurgery Product, Seller shall not be restricted in any way from developing or manufacturing such Cardiosurgery Product for such third party. As used herein, "CARDIOSURGERY PRODUCT" shall mean a product used in cardiosurgery (other than a hemoconcentrator, oxygenator, reservoir, cardioplegia heat exchanger or cardioplegia heater cooler) which requires
510(k) approval (whether or not previously received) from the FDA prior to marketing and sale and includes, without limitation, any change, improvement or modification of or to a product that affects its function, safety and/or efficacy and results in a product with specifications that fall outside of the specifications for such product that exist on the date hereof, and any labeling change to a product for a new indication of use that requires 510(k) clearance from the FDA to market. As used herein, "MARKETING REQUIREMENTS" shall mean, with respect to a Cardiosurgery Product, that set of requirements that includes the following information: the definition of such Cardiosurgery Product including the performance criteria and physical attributes; maximum project cost guidelines; ultimate product cost and desired product availability dates; and other information related to such Cardiosurgery Product's required marketing constraints.

                  (c) Nothing contained in this Agreement shall restrict or prevent Seller from developing, manufacturing, marketing, selling or distributing fiber or polyurethane tubing, regardless of the end-use of such fiber or polyurethane tubing.

                  (d) Seller agrees that for a period of five years following the Closing Date it shall not, and it shall not permit any of its affiliates to, directly or indirectly, either for itself or through any other person, partnership, corporation or entity, solicit the employment of or hire any Transferred Employee (or any other person who would have been a Transferred Employee if such employee had accepted Buyer's offer of employment); provided that after the date which is 6 months from the date hereof, Seller shall not be prohibited from hiring any Transferred Employee (or any other person who would have been a Transferred Employee if such employee had accepted Buyer's offer of employment) who approaches Seller on an unsolicited basis or in response to advertisements.

                  (e) If, at the time of enforcement of any of the provisions of this Section 5.9, a court determines that the restrictions stated herein are unreasonable under the circumstances then existing, then the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area. The parties further agree that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope or geographical area permitted by law.

                  (f) If Seller or any of its affiliates (the "RESTRICTED PERSONS") breaches, or threatens to commit a breach of, any of the provisions of this Section 5.9 (the "RESTRICTIVE COVENANTS"), Buyer shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

                  5.10 ACCOUNTS RECEIVABLE; PURCHASE ORDERS. Buyer shall promptly forward to Seller any and all proceeds from accounts receivable to the extent that such accounts receivable are not included in the Purchased Assets that are received by Buyer, and Seller and the Subsidiaries shall promptly forward to Buyer any and all proceeds from accounts receivable included in the Purchased Assets that are received by either of them, in each such case no less frequently than weekly. Buyer and Seller agree to furnish the other party with a reasonably detailed monthly accounting with respect to any payments made to such other party under this Section 5.10, which accountings shall be subject to audit by the receiving party (which audits shall contain normal auditing procedures and techniques). Seller shall continue to collect all outstanding Accounts Receivable consistent with past practice; PROVIDED HOWEVER, that Buyer shall be entitled, at its option, to participate with the Seller in collection efforts with respect to any Accounts Receivable included in the Purchased Assets. In the event of any partial payment with respect to accounts receivable, a portion of which are related to Accounts Receivable included in the Purchased Assets and a portion of which are related to accounts receivable of Seller or the Subsidiaries not included in the Purchased Assets, such payment shall be apportioned between Buyer and Seller pro rata based on the amount of such accounts receivable which is attributable to the Purchased Assets or accounts receivable of Seller or the Subsidiaries not included in the Purchased Assets, as applicable, except to the extent that the person owing such amount specifically specifies a different apportionment. Seller shall promptly forward to Buyer any purchase orders with respect to the Products.

                  5.11 SHARED CONTRACT. The parties acknowledge that the contract listed on the SHARED CONTRACTS SCHEDULE attached hereto shall not constitute a Purchased Asset and shall not be assigned by Seller to Buyer (such contract being referred to herein as the "SHARED CONTRACT"). With respect to the Shared Contract, at Buyer's written request, Seller shall cooperate with Buyer in any reasonable manner in connection with Buyer's efforts to obtain the agreement of the other party to such Shared Contract to enter into a separate agreement with Buyer with respect to the matters covered by such Shared Contract as they relate to the Products and the Business. Until Seller and Buyer are able to obtain a separate agreement between Buyer and the other party, Buyer agrees that, until the scheduled termination of such Shared Contract on March 31, 2000, it shall, at Seller's request and to the extent permitted by such other party, perform the obligations of Seller under the Shared Contract to the extent related to the Products in a manner and upon terms which are consistent with the requirements of such Shared Contract. Further, if Seller and Buyer are unable to obtain a separate agreement between Buyer and the other party and Buyer is not permitted by such other party to make available Products pursuant to the preceding sentence, Buyer shall have the right to require that Seller and the Subsidiaries use commercially reasonable efforts to perform any such Shared Contract, to the extent it relates to the Products, as agent for and for the account of Buyer.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 AMENDMENT AND WAIVER. This Agreement may be amended, or any provision of this Agreement may be waived; PROVIDED THAT any such amendment or waiver shall be binding upon Seller only if set forth in a writing executed by Seller and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon Buyer only if set forth in a writing executed by Buyer and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

                  6.2 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telex, cable or telecopy (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or
(ii) three days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Seller and Buyer shall be sent to the addresses indicated below:

                  NOTICES TO SELLER:

                  Minntech Corporation
                  14605 28th Avenue North
                  Minneapolis, Minnesota 55447
                  Telecopy No. (612)551-2653
                  Attn:  Barbara A. Wrigley

                  WITH A COPY TO:
                  (which shall not constitute notice to Seller)

                  Faegre & Benson LLP
                  2200 Norwest Center
                  90 South 7th Street
                  Minneapolis, Minnesota 55402
                  Telecopy No. (612)336-3026
                  Attn:  Sonia Shewchuk

                  NOTICES TO BUYER:

                  LifeStream International Inc.
                  c/o First Chicago Equity Capital
                  Three First National Plaza
                  Suite 1210
                  Chicago, Illinois 60670
                  Telecopy No.  (312)732-7483
                  Attn: Timothy A. Dugan and Scott Garrett

                  WITH A COPY TO:
                  (which shall not constitute notice to Buyer):

                  Kirkland & Ellis
                  200 E. Randolph Drive
                  Chicago, Illinois 60601
                  Telecopy No. (312)861-2200
                  Attn: Edward T. Swan, P.C.

                  6.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  6.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  6.5 INTERPRETATION. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

                  6.6 ENTIRE AGREEMENT. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, including the letter of intent, by and among Buyer, Seller and certain other parties, dated July 9, 1999, whether written or oral, relating to such subject matter in any way.

                  6.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  6.8 GOVERNING LAW. THE LAW OF THE STATE OF ILLINOIS SHALL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

                  6.9 NO STRICT CONSTRUCTION. Notwithstanding the fact that this Agreement has been drafted and prepared by one of the parties, Buyer and Seller confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

                  6.10 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

                  6.11 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied (including Sections 5.2 and 5.3) shall give or be construed to give any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

                  6.12 BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets. Seller agrees to indemnify Buyer against all liability, damage or expense which Buyer may suffer due to the failure to so comply or to provide notice required by any such law.

                  6.13 SCHEDULES. All Schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                       MINNTECH CORPORATION

                                       By        /s/ Barbara A. Wrigley
                                         ---------------------------------------
                                       Its       Executive Vice President
                                          --------------------------------------


                                       LIFESTREAM INTERNATIONAL INC.

                                       By        /s/ Robert W. Kleinert, Jr.
                                         ---------------------------------------
                                       Its                President
                                          --------------------------------------


                                       Solely for the purposes of Article IV:

                                       LIFESTREAM INTERNATIONAL HOLDINGS, INC.

                                       By        /s/ Robert W. Kleinert, Jr.
                                         ---------------------------------------
                                       Its               President
                                          --------------------------------------